NEWS RELEASE

GOLDEN QUEEN MINING COMPANY LTD. PROVIDES UPDATE ON RESOURCE ESTIMATES, RESERVE ESTIMATES, AND CONSTRUCTION PROGRESS AT SOLEDAD MOUNTAIN

February 10, 2015 - Golden Queen Mining Co. Ltd. (the “Company”) (TSX:GQM; OTCQX:GQMNF) announces the completion of updated mineral resource and mineral reserve estimates supported by a positive, independent updated feasibility study for its Soledad Mountain Project (the “Project”). The Company has a 50% interest in the Project pursuant to a joint venture entered into with Gauss, LLC in 2014. In this news release, all dollar amounts are in U.S. dollars and mineral resource and reserve estimates are presented on a 100% basis.

The Company is pleased to report that the Project construction is progressing on schedule and is approximately 30% complete. At December 31, 2014, estimated remaining capital expenditures, excluding working capital, contingency, and mobile mining equipment, were approximately $73.9 million. Cash on hand at the Project level was $83.3 million, and cash on hand at the Company level, net of $3.0 million in debt repayment paid on January 5, 2015, was $5.1 million. The Company expects to make a contribution to the joint venture toward the end of the second quarter of 2015 in order to maintain its 50% interest in the Project. The Company’s contribution is not expected to exceed $12.5 million. An update on construction is provided under Construction Update below.

Updated Mineral Resource Estimates

The Company engaged Mine Development Associates, Reno, Nevada (“MDA”) to update the Project’s geological resource model from first principles and to provide updated mineral resource estimates. MDA’s work indicates that vein widths are narrower than previously modeled but that vein continuity is well defined with excellent predictability, both along strike and down-dip.

The updated mineral resource estimates are shown in Table 1.

Table 1 – 2015 Resource Estimates Provided by MDA (100% Basis) *

			In-Situ Grade				Contained Metal
			Gold		Silver		Gold	Silver
Classification	Tonnes	Ton	g/t	oz/ton	g/t	oz/ton	oz	oz
Measured	4,298,243	4,738,000	0.960	0.028	13.37	0.39	130,000	1,865,000
Indicated	79,237,167	87,344,000	0.549	0.016	9.26	0.27	1,415,000	23,733,000
Measured & Indicated	83,535,409	92,082,000	0.575	0.017	9.53	0.28	1,545,000	25,598,000
Inferred	21,392,329	23,581,000	0.343	0.010	7.20	0.21	245,000	4,965,000

1.	Mineral Resources are inclusive of Mineral Reserves.
2.	Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.
3.	Mineral Resources are reported at a 0.004 oz/ton (0.137 g/t) AuEq cut-off in consideration of potential open-pit mining and heap- leach processing.
4.	Gold equivalent grades were calculated as follows: AuEq(oz/ton) = Au(oz/ton) + (Ag(oz/ton)/88), which reflect a long-term Au:Ag price ratio of 55 and a Au:Ag recovery ratio of 1.6.
5.	Mineral Resources are reported as partially diluted.
6.	Rounding as required by reporting guidelines may result in apparent discrepancies between tons, grade and contained metal content.
7.	Tonnage and grade measurements are in U.S. and metric units. Grades are reported in troy ounces per short ton and in grams per tonne.
8.	The Effective Date of the mineral resource estimates is December 31, 2014.

*See Forward-looking Statements below for cautionary note to U.S. investors concerning Measured, Indicated and Inferred resource estimates.

MDA modeled and estimated the mineral resources for the Project by:

•	Evaluating the drill data statistically;
•

Interpreting gold and silver mineral domains independently on cross sections spaced at 100-foot intervals that span the extents of the deposit, with 50-foot-spaced sections added in the central area of the deposit;

•	Rectifying the cross-sectional mineral-domain interpretations on level plans spaced at 20-foot intervals;
•	Analyzing the modeled mineralization geostatistically to aid in the establishment of estimation and classification parameters; and
•	Interpolating grades into three-dimensional block models, using the level-plan gold and silver mineral domains to constrain the estimation.

The current geological model and block model allow for high-confidence mine planning. The 2015 resource estimates report slightly higher gold grades after allowing for internal dilution, whereas the 2012 resource estimates reported undiluted grades.

MDA modeled a total of 1.9 million tons as high-grade vein ore mined by earlier underground operators including Gold Fields American Development Company (“Gold Fields”) prior to 1942. These volumes are therefore not included in the reported resources. Total historical production at Soledad Mountain has been estimated at 1.3 million tons, although detailed production records are not available. This difference is significant as it is possible that the model underestimates the amount of high-grade vein material that remains in place.

Channel samples included in the project database consist entirely of cross-cut samples; none of the samples taken along the strike of the mineralized structures were transcribed from original Gold Fields maps into the project database. The inclusion of the drift-sample data would increase the accuracy of the modeling of the high-grade portions of the mineralized structures, which could further enhance the grade of the resources.

The Company is proceeding with an infill drill program within the first two phases of mining. The goals of the infill drill program are to: (1) extend mineralization both laterally and in depth below the current open pit designs; (2) convert Inferred resource estimates to Measured and Indicated resource estimates and (3) provide material for bottle roll tests to assess metallurgical performance.

The Company is considering additional work that would be done to increase and upgrade the resource estimates for the Project. As discussed above, near-term drill programs will focus on the potential to define new resources and reserves proximal to the first two open pits to be mined. In addition, there is excellent potential to add resources that could significantly impact the longer-term reserves including the Sheeted Vein zone (West open pit) and the area between the Main and East open pits, as well as extensions of mineralized structures down-dip. This exploratory drilling will be deferred until mining approaches the relevant areas.

Updated Positive Feasibility Study

The Company engaged Kappes, Cassiday & Associates, Reno, Nevada (“KCA”) and Norwest Corporation, Vancouver, British Columbia (“Norwest”) to update the reserve estimates for the Project based upon current technical information, capital and operating cost estimates with a gold price of $1,250/oz and a silver price of $17/oz.

The updated feasibility study highlights provided by KCA and Norwest include: (100% Basis)

•	Life of mine average annual production of 74k oz of gold and 781k oz of silver during full production Years 2-11;
•	Total production of 807k oz of gold and 8.3mm oz of silver;
•	Stripping ratio of 3.41:1 (waste tons : ore tons);

•

First quartile total cash costs net of by-products of $518/oz of gold (including royalties, California fees, property taxes, off-site refining charges and reclamation financial assurance) and of $558/oz of gold including sustaining capital costs;

•

Pre-production capital costs of approximately $144 mm in-line with the capital costs update provided in March 2014: $99.3 mm in pre-production capital costs (of which $25.4 mm was spent as of December 31, 2014), $15 mm contingency, $10.5 mm in working capital and financial assurance estimate and $19.2 mm for the mobile mining equipment (of which $1.1 mm was spent as of December 31, 2014). The mobile mining equipment is intended to be financed through Komatsu;

•	Base case after-tax net present value (5% discount rate) of $214 mm with a gold price of $1,250/oz and a silver price of $17/oz; and
•	Base case after-tax IRR of 28.3% with a gold price of $1,250/oz and a silver price of $17/oz.

Norwest has completed the feasibility level open pit designs and scheduling for the updated feasibility study and has provided the Proven and Probable reserve estimates shown in Table 2:

Table 2 – 2015 Reserve Estimate (100% Basis) *

			In-Situ Grade				Contained Metal
			Gold		Silver		Gold	Silver
Classification	Tonnes	Ton	g/t	oz/ton	g/t	oz/ton	oz	oz
Proven	3,357,000	3,701,000	0.948	0.028	14.056	0.410	102,300	1,517,100
Probable	42,957,000	47,352,000	0.638	0.019	10.860	0.317	881,300	14,999,100
Total & Average	46,314,000	51,053,000	0.661	0.019	11.092	0.324	983,600	16,516,200

1.	The qualified person for the mineral reserve is Sean Ennis, Vice President, Mining, P.Eng., APEGBC Registered Member who is employed by Norwest Corporation.
2.

A gold equivalent cut-off grade of 0.005 oz/ton was used for quartz latite and a cut-off grade of 0.006 oz/ton was used for all other rock types. Cut-off grade was varied to reflect differences in estimated metal recoveries for the different rock types mined.

3.	Gold equivalent grades were calculated as follows: AuEq(oz/ton) = Au(oz/ton) + (Ag(oz/ton)/88), which reflects a long-term Au:Ag price ratio of 55 and a Au:Ag recovery ratio of 1.6.
4.	Tonnage and grade measurements are in imperial and metric units. Grades are reported in troy ounces per short ton and in grams per tonne.
5.	The Effective Date of the mineral reserve estimates is February 1, 2015.

*See Forward-looking Statements below for cautionary note to U.S. investors concerning Proven and Probable reserve estimates.

Key details of the 2015 updated feasibility study, including operating costs, pre-production capital costs, sustaining capital costs and project economics are presented in the Company’s corporate presentation, which will be available on the Company’s website at www.goldenqueen.com. The Technical Report will be filed on SEDAR at www.sedar.com and on the Company’s website within 45 days of the issuance of this news release.

The 2015 updated feasibility study demonstrates robust economics and first quartile cash costs. Capital expenditures to date and the expenditures projected for the remainder of 2015 are in line with the capital cost update provided in March of 2014. Approximately 70% of these remaining capital expenditures are now locked in under fixed price contracts with experienced contractors.

Of note is that only 65% of the resource estimate has been included in the current mine design. Successful infill drill programs and expanding the Approved Project Boundary could significantly increase the mine life.

Construction Update

Construction is advancing smoothly and has progressed to a 30% completion rate; all turn-key projects have been awarded to independent contractors. Recent developments include:

•	The workshop-warehouse was completed in Q3 2014 and the assay laboratory is well under way with completion projected for early March;
•	The Hilfiker wall, a critical first step in the construction of the crushing-screening plant, was completed in February;

•	The construction of the Phase 1, Stage 1 heap-leach pad is advancing and our earthmoving contractor expects to complete this turn-key project in August;
•	Construction of the site-wide power distribution and water supply infrastructure is advancing rapidly;
•	An order for a high-pressure grinding roll (HPGR) was placed in July 2014. Fabrication and machining at the factory in Germany is well advanced and the HGPR is on target for early delivery in June;
•	Pre-production mining is expected to start in early April;
•	Komatsu delivered a water truck, grader and one articulated haul truck. The remaining equipment required for pre-production mining will be delivered in late February or early March and
•	There are now 10 full-time employees in Mojave with an expected increase to ~50 employees for the start of pre-production mining.

Please refer to the Company’s corporate presentation, which will be available at www.goldenqueen.com, for information on the Project and pictures of the progress on site.

About Golden Queen Mining Co. Ltd:

The Company is developing a gold-silver, open pit, heap leach operation on its fully-permitted 50% owned Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California. The Project will use conventional open pit mining methods and the cyanide heap leach and Merrill-Crowe processes to recover gold and silver from crushed, agglomerated ore.

Feasibility Study Contributors

The mineral resource estimates were prepared by Mine Development Associates of Reno, Nevada under the supervision of Michael Gustin, Ph.D. The updated mineral reserve estimates were prepared by Norwest Corporation under the supervision Sean Ennis, P. Eng. The updated feasibility study for the Project was prepared by Kappes, Cassiday & Associates under the supervision of Carl E. Defilippi. The named parties are Qualified Persons as defined by NI 43-101 and are independent of the Company as defined in Section 1.5 of NI 43-101.

Technical information in this news release was approved by H. Lutz Klingmann, President, and a Qualified Person as defined under NI 43-101.

For further information regarding this news release please contact:

Lutz Klingmann, President & CEO
Telephone: (604) 921-7570
Email: lklingmann@goldenqueen.com

The Toronto Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this press release.

Caution With Respect To Forward-looking Statements: The information in this news release includes certain “forward-looking statements” that are based on the information available to us as at the current date, and may prove to be incorrect or uncertain. All statements in this news release, other than statements of historical fact, including, without limitation, plans for and intentions with respect to construction and other development activities on the Soledad Mountain Project, future mining operations on the Project, expectations and scheduling related to the contracted turn-key projects, estimates related to contribution timing and amounts, returns, resources and reserves, projected cost, positive results of further mineral exploration drilling and other statements, estimates and plans, are forward-looking statements. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from statements in this news release regarding our intentions include risks of construction and mining such as accidents, equipment breakdowns, non-compliance with environmental and permit requirements, actual mining conditions and results being different from current plans and models, changes to estimates of resources and reserves, financial projections and assumptions being different from actual results due to changes in equipment costs, gold and silver prices, planned mining activities, significant disruptions to mining activity due to actions of third parties, governments and other risks and uncertainties disclosed in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly reports on Form 10-Q for the periods ended June 30, 2014 and September 30, 2014. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, should not to put undue reliance on forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made.

Cautionary note to U.S. investors concerning measured, indicated or inferred resources: We advise U.S. investors that while the terms “measured resources”, “indicated resources” and “inferred resources” are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission (“SEC”) does not recognize these terms and these terms do not comply with SEC Guide 7 requirements. Investors are cautioned not to assume that any part or all of the material in these categories will be converted into reserves. It should not be assumed that any part of an inferred mineral resource will ever be upgraded to a higher category.

Cautionary note to U.S. investors concerning proven or probable mineral reserve estimates: This news release uses the terms “proven reserves” and “probable reserves” in accordance with NI 43-101. We advise U.S. investors that the requirements of NI 43-101 for identification of “reserves” are not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as “reserves” under SEC Guide 7 standards. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information presented by companies using only U.S. standards in their public disclosure.